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                                                                       Exhibit j



                         Independent Auditors' Consent



The Board of Trustees
Domini Institutional Social Equity Fund and
Domini Social Index Portfolio

We consent to the use of our reports for the Domini Institutional Social Equity Fund, dated September 16, 1999, and the Domini Social Index Portfolio, dated August 25, 1999, both incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                                                    /s/ KPMG LLP
Boston, Massachusetts
November 29, 1999